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                                                                    Exhibit 21.0

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

               Subsidiaries of the Registrant as of June 30, 2000

     The following list of subsidiaries of Advanced Lighting Technologies, Inc. indicates the jurisdiction of organization except for entities incorporated in the State of Ohio:

ADLT Realty Corp. I, Inc.
Advanced Lighting, Inc.
Advanced Lighting Technologies Australia, Inc.
Deposition Sciences, Inc.
HID Recycling, Inc.
Lighting Resources International, Inc.
Metal Halide Controls, Inc.
Metal Halide Technologies, Inc.
Microsun Technologies, Inc.
Specialty Discharge Lighting, Inc.
Venture Lighting International, Inc.


Advanced Lighting Systems, Inc., an Arizona corporation
Advanced Lighting Technologies Canada, Inc., organized in Ontario
Advanced Lighting Technologies Europe Limited, organized in the United Kingdom Advanced Lighting Technologies FSC, organized in Barbados
Advanced Lighting Technologies (NZ) Ltd., organized in New Zealand
APL Engineered Materials, Inc., an Illinois corporation
APL Japan Company, Ltd., organized in Japan
Asian Lighting Resources Private Limited, organized in India
Ballastronix, Inc., a Delaware corporation
Burmann Srl, organized in Italy
Canadian Lighting Systems Holding, Ltd., organized in Nova Scotia
Kramer Lighting, Inc., a Massachusetts corporation
Lighting Resources Holdings Limited, organized in Mauritius
Lighting Resources Private Limited, organized in India
Lighting Sciences, Inc., an Arizona corporation
Parry Power Systems Limited, organized in the United Kingdom
Ruud Lighting, Inc., a Wisconsin corporation
Ruud Lighting International Europe Srl, organized in Italy
Venture Lighting Europe, Ltd., organized in the United Kingdom
Venture Lighting International, FZE, organized in Abu Dubai
Venture Lighting International, SA Pty, organized in South Africa
Venture Lighting International Srl, organized in Italy
Venture Lighting Power Systems - North America, Inc., organized in Nova Scotia Venture Lighting South East Asia Pty, Ltd., organized in Singapore